Exhibit 10.1

EXECUTION VERSION

Alere Inc.

$450,000,000 7.250% Senior Notes due 2018

PURCHASE AGREEMENT

November 28, 2012

JEFFERIES & COMPANY, INC.

GOLDMAN, SACHS & CO.

CREDIT SUISSE SECURITIES (USA) LLC

As Representatives of the several Initial Purchasers

c/o 520 Madison Avenue

New York, New York, 10022

Ladies and Gentlemen:

Introductory. Alere Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several initial purchasers named in Schedule A (the “Initial Purchasers”) $450,000,000 aggregate principal amount of its 7.250% senior unsecured notes due 2018 (the “Original Notes”). The Company’s obligations under the Original Notes and the Indenture (as defined below) will be, jointly and severally, unconditionally guaranteed (the “Guarantees”), on a senior unsecured basis, by each of the Subsidiaries (as defined below) listed on the signature pages hereto (collectively, the “Guarantors,” and, together with the Company, the “Issuers”). The Original Notes and the Guarantees are referred to herein as the “Securities.” The respective principal amounts of the Original Notes to be so purchased by the several Initial Purchasers are set forth opposite their names in Schedule A hereto. The Original Notes are to be issued under an indenture dated as of August 11, 2009 (the “Base Indenture”) as supplemented by a fifteenth supplemental indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) to be dated as of the Closing Date (as defined below), by and between the Issuers and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”).

Jefferies & Company, Inc. (“Jefferies”), Goldman, Sachs & Co. (“GS”) and Credit Suisse Securities (USA) LLC (“CS”) have agreed to act as representatives of the several Initial Purchasers (in such capacity, the “Representatives”) in connection with the offering and sale of the Securities.

The Securities will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Issuers have prepared a preliminary offering memorandum, dated as of November 27, 2012 (the “Preliminary Offering Memorandum”), and a pricing supplement thereto dated the date hereof (the “Pricing Supplement”). The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after the execution of this Purchase Agreement (this “Agreement”), the Issuers will prepare a final offering memorandum dated the date hereof (the “Final Offering Memorandum”). As used herein, “Applicable Time” is 3:47 p.m. (New York time) on November 28, 2012. Unless stated to the contrary, any references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to refer to and include any information filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the Applicable Time and incorporated by reference therein, and any references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Applicable Time that is incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” (or other references of like import) in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or Final Offering Memorandum shall be deemed to mean and include all such financial statements and schedules and other information which are or are deemed to be incorporated by reference in the Pricing Disclosure Package or Final Offering Memorandum, as the case may be.

The Initial Purchasers have advised the Issuers that the Initial Purchasers intend, as soon as they deem practicable after this Agreement has been executed and delivered, to resell (the “Exempt Resales”) the Securities in private sales exempt from registration under the Securities Act on the terms set forth in the Pricing Disclosure Package, solely to (i) persons whom the Initial Purchasers reasonably believe to be “qualified institutional buyers” (“QIBs”), as defined in Rule 144A under the Securities Act (“Rule 144A”), in accordance with Rule 144A and (ii) other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act (“Regulation S”) in accordance with Regulations S (the persons specified in clauses (i) and (ii), the “Eligible Purchasers”).

Holders (including subsequent transferees) of the Securities will have the registration rights under the registration rights agreement (the “Registration Rights Agreement”), among the Issuers and the Initial Purchasers, to be dated the Closing Date and in form and substance mutually satisfactory to the Initial Purchasers and the Company, substantially in the form of the Issuers’ registration rights agreement dated as of September 15, 2010 with such changes as are necessary due to current law and to substantively match the disclosure regarding the Registration Rights Agreement in the Pricing Disclosure Package. Under the Registration Rights Agreement, the Issuers will agree to (i) file with the Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act (the “Exchange Offer Registration Statement”) relating to a new issue of debt securities, the “Exchange Notes” and, together with the Original Notes, the “Notes”), guaranteed by the guarantors under the Indenture, to be offered in exchange for the Original Notes and the Guarantees thereof (the “Exchange Offer”) and issued under the Indenture or an indenture substantially identical to the Indenture (including the Supplemental Indenture), (ii) use their commercially reasonable efforts to cause the Exchange Offer Registration Statement to become effective and (iii) use their commercially reasonable efforts to consummate the Exchange Offer, all within the time periods specified in the Registration Rights Agreement.

This Agreement, the Notes, the Guarantees, the Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the “Note Documents.” The issuance and sale of the Securities are referred to as the “Transactions.”

The Issuers hereby confirm their respective agreements with the Initial Purchasers as follows:

Section 1 Representations and Warranties. (i) The Issuers hereby represent and warrant to each Initial Purchaser, as of the date of this Agreement and as of the Closing Date (as hereinafter defined) and jointly and severally covenant with each Initial Purchaser (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date), as follows:

(a) Accuracy of Notes Documents. Neither the Pricing Disclosure Package, as of the date hereof or as of the Closing Date, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(c), if applicable) as of the Closing Date, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representation or warranty with respect to information relating to the Initial Purchasers contained in or omitted from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Initial Purchaser through the Representatives expressly for inclusion in the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto, as the case may be. No order preventing the use of the Preliminary Offering Memorandum, the Pricing Supplement or the Final Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued or, to the Company’s knowledge, has been threatened.

(b) Distribution of Note Documents. The Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives an “Issuer Written Communication”) other than (i) the Pricing Disclosure Package and (ii) the Final Offering Memorandum. Each such Issuer Written Communication, when taken together with the Pricing Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Class of Securities. There are no securities of the Issuers that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system that are of the same class, within the meaning of Rule 144A as the Securities.

(d) The Purchase Agreement. This Agreement has been duly and validly authorized, executed and delivered by, and is a valid and binding agreement of, each Issuer, enforceable against it in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought (all such exceptions collectively, the “Enforceability Exceptions”). This Agreement conforms in all material respects to the description thereof in the Pricing Disclosure Package.

(e) Authorization of the Indenture. The Indenture has been duly and validly authorized by each Issuer and, when duly executed and delivered by the Issuers (assuming the due authorization, execution and delivery thereof by the Trustee), will be a legally binding and valid obligation of each such Issuer, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by Enforceability Exceptions. The Indenture, when executed and delivered, will conform in all material respects to the description thereof in the Pricing Disclosure Package. The Base Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(f) Authorization of the Notes. The Original Notes have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Company and, when issued, authenticated by the Trustee, and delivered by or on behalf of the Company against payment therefor by the Initial

Purchasers in accordance with the terms of this Agreement and the Indenture, the Original Notes will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions. The Original Notes, when issued, authenticated by the Trustee and delivered by or on behalf of the Company, will conform in all material respects to the description thereof in the Offering Memorandum. The Exchange Notes have been, or on or before the Closing Date will be, duly and validly authorized for issuance by the Company, and when issued, authenticated by the Trustee and delivered by or on behalf of the Company in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the applicable indenture, the Exchange Notes will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.

(g) Authorization of the Guarantees. Each Guarantee has been duly and validly authorized by the applicable Guarantor and, when the Original Notes are issued and delivered by or on behalf of the Company and authenticated by the Trustee against payment therefor by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, will be legally binding and valid obligations of such Guarantor, enforceable against such Guarantor in accordance with its terms, except that enforceability thereof may be limited by the Enforceability Exceptions. Each Guarantee, when the Original Notes are issued, authenticated by the Trustee and delivered by or on behalf of the Company, will conform in all material respects to the description thereof in the Offering Memorandum. Each guarantee of the Exchange Notes has been duly and validly authorized by the applicable Guarantor and, when the Exchange Notes are issued, authenticated by the Trustee and delivered by or on behalf of the Company in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the applicable indenture, will be legally binding and valid obligations of such Guarantor, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by the Enforceability Exceptions.

(h) Authorization of the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by each Issuer and, when duly executed and delivered by the Issuers (assuming the due authorization, execution and delivery thereof by the Initial Purchasers), will constitute a valid and legally binding obligation of each such Issuer, enforceable against it in accordance with its terms, except that (A) the enforcement thereof may be limited by the Enforceability Exceptions and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The Registration Rights Agreement, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

(i) No Material Adverse Change. Except as otherwise disclosed in the Pricing Disclosure Package, subsequent to the respective dates as of which information is given in Pricing Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind (other than regular quarterly dividends on the Company’s Series B Convertible Perpetual Preferred Stock) declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(j) Independent Accountants. To the Company’s knowledge, BDO USA, LLP and PricewaterhouseCoopers LLP, who have expressed their opinions with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included and incorporated by reference in the Offering Memorandum, are (i) independent public or certified public accountants as required by the Securities Act and the Exchange Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (the “PCAOB”) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(k) Preparation of the Financial Statements. The financial statements and supporting schedules included and incorporated by reference in the Offering Memorandum present fairly the consolidated financial position of the Company and its subsidiaries (or its applicable subsidiaries) as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Offering Memorandum under the caption “Summary Consolidated Financial Information” fairly present the information set forth therein on a basis consistent with that of the audited financial statements included and incorporated by reference in the Offering Memorandum. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data included and incorporated by reference in the Offering Memorandum.

(l) Company’s Accounting System. The Company makes and keeps accurate books and records and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(m) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, in the case of each Issuer, to enter into and perform its obligations under this Agreement. Each of the Company and the subsidiaries of the Company set forth on Schedule B attached hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”) is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a Material Adverse Change. Each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) of the Company is set forth on Schedule B attached hereto. All of the issued and outstanding capital stock or other equity or ownership interests of each Subsidiary wholly owned by the Company or any other Subsidiary have been duly authorized and validly issued, are (in the case of capital stock) fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim other than (A) the security interests created by that certain Credit Agreement, dated as of June 30, 2011 among, inter alia, the Company, the lenders party thereto and General Electric Capital Corporation as administrative agent, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (the “Senior Credit Documents”) and (B) any other liens or security interests permitted by the Senior Credit Documents. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011 and the subsidiaries listed in Schedule B attached hereto and (ii) such other entities omitted from Exhibit 21.1 to the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011 or Schedule B attached hereto which, when such omitted entities are considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X. All subsidiaries of the Company that are guarantors of the Senior Credit Documents and organized under the laws of a state of the United States are Guarantors, other than SPDH, Inc.

(n) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum in the Company’s balance sheet as of September 30, 2012 (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Offering Memorandum or upon the exercise of outstanding options or warrants described in the Offering Memorandum). All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws. None of the outstanding equity interests of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. All outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company are as set forth and accurately and fairly described, in all material respects, in the Offering Memorandum. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Offering Memorandum accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

(o) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws, partnership agreement or operating agreement or similar organizational document, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, any credit agreement, indenture, pledge agreement, security agreement or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness of the Company or any of its subsidiaries), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Issuers’ execution, delivery and performance of this Agreement, the Indenture and the Registration Rights Agreement, the consummation by the Issuers of the Transactions contemplated hereby and by the Offering Memorandum and the issuance and sale of the Securities to be sold by the Issuers (i) have been duly authorized by all necessary corporate or other organizational action and will not result in any violation of the provisions of the charter or by-laws, partnership agreement or operating agreement or similar organizational document of the Company or any subsidiary, as applicable, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument (other than requiring the consent of General Electric Capital Corporation as administrative agent under the respective Senior Credit Documents) and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except, with respect to clauses (ii) and (iii), for such conflicts, breaches, Defaults, Debt Repayment Triggering Events, liens, charges, encumbrances or violations as would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Issuers’ execution, delivery and performance of this Agreement and the consummation by the Issuers of the Transactions contemplated hereby and by the Offering Memorandum, except (1) such as have been obtained or made by the Company or the Trustee and are in full force and effect under the Securities Act or the Trust Indenture Act, (2) such as may be required under applicable state securities or blue sky laws, (3) such as may be required from the Financial Industry Regulatory Authority (“FINRA”) and (4) as contemplated by the Registration Rights Agreement with respect to the Exchange Offer. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(p) No Material Actions or Proceedings. Except as otherwise disclosed in the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) any such action, suit or proceeding, if determined adversely to the Company, such subsidiary or such officer or director, would reasonably be expected to result in a Material Adverse Change or, individually or in the aggregate, adversely affect the consummation of the transactions contemplated by this Agreement or (B) any such action, suit or proceeding is or would be material in the context of the sale of Securities. No material labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent.

(q) Intellectual Property Rights. To the Company’s knowledge, the Company owns, possesses or can acquire on reasonable terms sufficient trademarks, servicemarks, trade names, patents, copyrights, and any registrations and applications for any of the foregoing, domain names, licenses, approvals, trade secrets, know-how, inventions, technology and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its business as now conducted and as proposed to be conducted as set forth in the Offering Memorandum (the “Business”). The operation of the Business by the Company, together with the Company’s use of the Intellectual Property Rights purported to be owned by, or exclusively licensed to, the Company and used by the Company in the Business (collectively, “Company Intellectual Property Rights”), does not infringe, misappropriate or otherwise violate the Intellectual Property Rights of any third party, other than the rights of any third party under any patent, and to the Company’s knowledge, the operation of the Business, together with the Company’s use of any Company Intellectual Property Rights, does not infringe or otherwise violate the rights of any third party under any patent. Except as disclosed in the Offering Memorandum, no actions, suits, claims or proceedings have been asserted or, to the knowledge of the Company, threatened against the Company alleging any of the forgoing or seeking to challenge, deny or restrict the operation of the Business by the Company, except for such actions, suits, claims or proceedings as would not, individually or in the aggregate, result in a Material Adverse Change. The Company has not received any written notice of a claim of infringement, misappropriation or conflict with Intellectual Property Rights of others, except for such claims, individually or in the aggregate, as would not result in a Material Adverse Change. Except as disclosed in the Offering Memorandum or except as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Change, no court, administrative body or arbitral body has issued any order, judgment, decree or injunction restricting the operation of the Business by the Company.

Except as disclosed in the Offering Memorandum or except as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Change, the Company Intellectual Property Rights owned by the Company and, to the knowledge of the Company, any Intellectual Property Rights exclusively licensed to the Company have not been adjudged invalid or unenforceable, in whole or in part, and, except as aforesaid, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights. Except as disclosed in the Offering Memorandum or except as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Change, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s right in or to any Company Intellectual Property Rights. Except as otherwise disclosed in the Offering Memorandum, the Company is not a party to or bound by any agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Offering Memorandum. None of the technology or intellectual property included in, or that is the subject matter of, the Company Intellectual Property Rights has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees.

Other than the patent applications acquired by the Company from a third party (the “Acquired Patent Applications”), the Company has duly filed or caused to be filed with the U.S. Patent and Trademark Office (the “PTO”) or foreign and international patent authorities all patent applications disclosed in the Offering Memorandum as owned by the Company (the “Company Patent Applications”). The Company has complied with the PTO’s duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation during prosecution of the Company Patent Applications and the Acquired Patent Applications. To the Company’s knowledge, the Company Patent Applications disclose patentable subject matters and correctly name the inventors of the claimed subject matter. With respect to the Company Patent Applications, the Company has not been notified of any inventorship challenges nor has any interference been declared.

The Company has used reasonable security measures, but in no event less than those efforts that would accord with normal industry practice, to maintain the confidentiality of the trade secrets and other confidential information included in the Company Intellectual Property Rights. To the knowledge of the Company, all material trade secrets included in the Company Intellectual Property Rights are valid and protectible. Furthermore, to the knowledge of the Company, (i) there has been no misappropriation of any material trade secrets included in the Company Intellectual Property Rights by any other person, (ii) no employee, independent contractor or agent of the Company has misappropriated any trade secrets of any other person in the course of performance as an employee, independent contractor or agent of the Company, and (iii) no employee, independent contractor or agent of the Company is in material default or breach of any term of any employment agreement, nondisclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Company Intellectual Property Rights owned by the Company.

(r) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or noncompliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(s) Title to Properties. Except as otherwise disclosed in the Offering Memorandum, each of the Company and its subsidiaries has good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section l(i)(k) above (or elsewhere in the Offering Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary and except for (A) the security interests created by the Senior Credit Documents and (B) any other liens or security interests permitted by the Senior Credit Documents. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(t) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for such failure to file or pay as would not, individually or in the aggregate, result in a Material Adverse Change. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(i)(k) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

(u) Each Issuer Not an “Investment Company”. Each Issuer has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Each Issuer is not, and will not be, either after receipt of payment for the Securities or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Offering Memorandum, an “investment company” within the meaning of the Investment Company Act.

(v) Insurance. The Company and its subsidiaries are insured by recognized institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and its subsidiaries for product liability claims and clinical trial liability claims. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, individually or in the aggregate, result in a Material Adverse Change. Neither the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(w) No Price Stabilization or Manipulation; Compliance with Regulation M. No Issuer has taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Securities or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Securities or otherwise, or has taken any action which would directly or indirectly violate Regulation M.

(x) Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Offering Memorandum which have not been described as required.

(y) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Offering Memorandum, at the Closing Date will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(z) Statistical and Market-Related Data. The statistical, demographic and market-related data included in the Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(aa) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Offering Memorandum.

(bb) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of a date within 90 days prior to the earlier of the date that the Company filed its most recent annual or quarterly report with the Commission and the date of the Pricing Disclosure Package; and (iii) are effective in all material respects to perform the functions for which they were established. There has not been and is no material weakness in the Company’s internal control over financial reporting since January 1, 2011, and since December 31, 2011, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission.

(cc) Compliance with Environmental Laws. Except as described in the Offering Memorandum and except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(dd) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ee) Broker. Except as described in the section entitled “Plan of Distribution” in the Offering Memorandum, there are no contracts, agreements or understandings between the Issuer or any Subsidiary and any other person other than the Initial Purchasers pursuant to this Agreement that would give rise to a valid claim against the Issuer, any such Subsidiary or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Original Notes.

(ff) Regulation S Compliance. None of the Issuers nor, to the Company’s knowledge, any of their affiliates, or any person acting on behalf of any of the foregoing persons (other than any Initial Purchaser, as to whom the Issuers make no representation), is engaged in any directed selling effort with respect to the Securities, and each of the Issuers and, to the Company’s knowledge, their affiliates and persons acting on behalf of the foregoing persons, if any, has complied with the offering restrictions requirement of Regulation S under the Securities Act. Terms used in this paragraph have the meaning given to them by Regulation S.

(gg) Affiliates of the Issuer. None of the Issuers nor, to the Company’s knowledge, any of their affiliates (as defined in Regulation D under the Securities Act) has, directly or through any agent (other than the Initial Purchasers or any affiliate of the Initial Purchasers, as to which no representation is made), sold, offered for sale, contracted to sell, pledged, solicited offers to buy or otherwise disposed of or negotiated in respect of, any security (as defined in the Securities Act) that is currently or will be integrated with the sale of the Securities in a manner that would require the registration of the Original Notes under the Securities Act.

(hh) General Solicitation. No form of general solicitation or general advertising (prohibited by the Securities Act in connection with offers or sales such as the Exempt Resales) was used by the Issuers or, to the Company’s knowledge, any of their representatives (other than any Initial Purchaser, as to whom the Issuers make no representation) in connection with the offer and sale of any of the Original Notes or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or the Internet, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising within the meaning of Regulation D under the Securities Act. None of the Issuers nor, to the Company’s knowledge, any of their affiliates has entered into, and none of the Issuers nor, to the Company’s knowledge, any of their affiliates will enter into, any contractual arrangement with respect to the distribution of the Securities except for this Agreement.

(ii) No Outstanding Loans or Other Extensions of Credit. Since the adoption of Section 13(k) of the Exchange Act, neither the Company nor any of its subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company and/or such subsidiary except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(jj) Compliance with Laws. The Company and each of its subsidiaries are conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not, individually or in the aggregate, result in a Material Adverse Change. The Company, its subsidiaries and, to the Company’s knowledge, the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the New York Stock Exchange promulgated thereunder.

(kk) Dividend Restrictions. Except as otherwise described in the Offering Memorandum and except as set forth in the Senior Credit Documents, and except for any prohibitions or restrictions under applicable law, no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

(ll) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of, or has taken any action, directly or indirectly, that has resulted or would result in, a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) in any material respect, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA in any material respect; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA in all material respects and have instituted and maintain policies and procedures designed to ensure, and which are reasonably intended to continue to ensure, continued compliance therewith.

(mm) Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(nn) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(oo) Summaries of Certain Sections. The statements under the headings “Material United States Federal Income Tax Consequences” and “Description of Notes” and under the subheadings “Risk Factors—Risks Relating to Our Business—If we are unable to obtain required clearances or approvals for the commercialization of our products in the United States, we would not be able to sell those products in the United States”;—”We are subject to regulatory approval requirements of the foreign countries in which we sell our products, and these requirements may prevent or delay us from marketing our products in those countries”;—”Our business is subject to substantial regulatory oversight and our failure to comply with applicable regulations may result in significant costs or, in certain circumstances, the suspension or withdrawal of previously obtained clearances and approvals”;—”We are subject to healthcare fraud and abuse regulations that could result in significant liability, require us to change our business practices and restrict our operations in the future”; and—”Healthcare reform legislation could adversely affect our revenue and financial condition” in the Offering Memorandum, under the subheading “Business—Government Regulation” and under the heading “Item 3. Legal Proceedings” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31,

2011 and under the heading “Item 1. Legal Proceedings” in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012, fairly summarize the matters therein described in all material respects.

(pp) Regulation T, U and X. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(qq) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27 A of the Securities Act or Section 21E of the Exchange Act) contained in the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(rr) Solvency. As of the date hereof and as of the Closing Date, immediately prior to and immediately following the consummation of the issuance of the Securities, the Issuers and their Restricted Subsidiaries (as defined in the Indenture) are and will be Solvent on a consolidated basis. As used herein, “Solvent” shall mean, for any person on a particular date, that on such date (A) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (B) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (C) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person’s ability to pay as such debts and liabilities mature, (D) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person’s property would constitute an unreasonably small capital and (E) such person is able to pay its debts as they become due and payable.

The Issuers understand that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 5 hereof, counsel to the Issuers and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations, and each Issuer hereby consents to such reliance.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representatives or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

(ii) Each Initial Purchaser represents that it is a QIB and acknowledges that it is purchasing the Securities pursuant to a private sale exemption from registration under the Securities Act, and that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser, severally and not jointly, represents, warrants and covenants to the Issuers that:

(a) Neither it, nor any person acting on its behalf, has solicited or will solicit offers for, or has offered or sold or will offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, and it has solicited and will solicit offers for the Securities only from, and will offer and sell the Securities only to, (1) persons whom such Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in reliance on the exemption from the registration requirements of the Securities Act pursuant to Rule 144A, or (2) persons who are not U.S. persons and who are outside the United States in reliance on, and in compliance with, the exemption from the registration requirements of the Securities Act provided by Regulation S.

(b) With respect to offers and sales outside the United States, such Initial Purchaser has offered the Securities and will offer and sell the Securities (1) as part of its distribution at any time and (2) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Securities Act. Accordingly, neither such Initial Purchasers nor any person acting on their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirements of Regulation S. Terms used in this Section l(ii)(b) have the meanings given to them by Regulation S.

(c) Each Initial Purchaser severally agrees that, at or prior to confirmation of a sale of Securities pursuant to Regulation S it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to or for the account or benefit of, U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

The Initial Purchasers understand that the Issuers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 5 hereof, counsel to the Issuers and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations, and each Initial Purchaser hereby consents to such reliance.

Section 2 Purchase, Sale and Delivery of the Securities.

(a) Agreements to Sell and Purchase the Securities. On the basis of the representations, warranties and covenants contained in this Agreement, the Issuers agree to issue and sell to the several Initial Purchasers, and on the basis of the representations, warranties and covenants herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Issuers the respective number of Securities set forth opposite their names on Schedule A. The purchase price for the Original Notes shall be 98.500% of their aggregate principal amount.

(b) Delivery and Payment. Delivery of the Securities to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York (or such other place as may be agreed to by the Company and the Representatives) at 10:00 a.m. New York time, on December 11, 2012, or such other time and date not later than 1:30 p.m. New York time on December 31, 2012 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).

(c) Payment for the Securities. Payment for the Securities to be sold by the Issuers shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Initial Purchasers, to accept delivery of and receipt for, and make payment of the purchase price for, the Securities. Jefferies, GS and CS individually and not as a Representative of the Initial Purchasers, may (but shall not be obligated to) make payment for any Securities to be purchased by any Initial Purchaser whose funds shall not have been received by the Representatives by the Closing Date for the account of such Initial Purchaser, but any such payment shall not relieve such Initial Purchaser from any of its obligations under this Agreement.

(d) Delivery of the Securities. The Securities shall be delivered by the Issuers to the Initial Purchasers (or as the Initial Purchasers direct) through the facilities of The Depository Trust Company against payment by the Initial Purchasers of the purchase price therefor. The Securities shall be evidenced by one or more certificates in global form registered in such names as the Initial Purchasers may request upon at least one business day’s notice prior to the Closing Date and having an aggregate principal amount corresponding to the aggregate principal amount of the Securities.

Section 3 Additional Covenants of the Issuers. The Issuers jointly and severally further covenant and agree with each Initial Purchaser as follows:

(a) Delivery of the Preliminary Offering Memorandum, Pricing Supplement, any Issuer Written Communication and Final Offering Memorandum. The Issuers shall furnish the Initial Purchasers and those persons identified by the Initial Purchasers, without charge, with as many copies of the Preliminary Offering Memorandum, Pricing Supplement, any Issuer Written Communication and the Final Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Issuers consent to the use, in accordance with the provisions of the Securities Act and securities or “blue sky” laws of the jurisdictions in which the Original Notes are offered, of the Preliminary Offering Memorandum, Pricing Supplement and the Final Offering Memorandum, and any amendments and supplements thereto required pursuant to this Agreement, by the Initial Purchasers in connection with Exempt Resales.

(b) Representatives’ Review of Proposed Amendments and Supplements. As promptly as practicable following the execution and delivery of this Agreement and in any event not later than the second business day following the date hereof, the Issuers shall prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only to reflect the information contained in the Pricing Supplement. Prior to amending or supplementing the Preliminary Offering Memorandum, the Pricing Supplement or the Final Offering Memorandum (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Issuers shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of use thereof, a copy of each such proposed amendment or supplement, and the Issuers shall not use any such proposed amendment or supplement without the Representatives’ consent.

(c) Amendments to the Final Offering Memorandum. From the date hereof and until the later of the Closing Date and the date that the Initial Purchasers have completed their distribution of the Securities (but in no event after the consummation of the Exchange Offer), if any event shall occur that, in the judgment of the Issuers or in the judgment of counsel to the Initial Purchasers, makes any statement of a material fact in the Final Offering Memorandum, as then amended or supplemented, untrue or that requires the making of any additions to or changes in the Final Offering Memorandum in order to make the statements in the Final Offering Memorandum, as then amended or supplemented, in the light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supplement the Final Offering Memorandum to comply with all applicable laws, the Issuer shall promptly notify the Initial Purchasers of such event and (subject to Section 3(b)) prepare an appropriate amendment or supplement to the Final Offering Memorandum so that (i) the statements in the Final Offering Memorandum, as amended or supplemented, will, in the light of the circumstances at the time that the Final Offering Memorandum is delivered to prospective Eligible Purchasers, not be misleading and (ii) the Final Offering Memorandum will comply with all applicable laws.

(d) Pricing Supplement. The Issuers will prepare for use by the Initial Purchasers a Pricing Supplement in the form of Exhibit B hereto reflecting the final terms of the Securities (and containing such other information as the Issuers shall deem necessary in order that the Pricing Disclosure Package shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements in the Pricing Disclosure Package, in the light of the circumstances under which they were made, not misleading), in form and substance reasonably satisfactory to the Representatives. The Pricing Supplement shall constitute an Issuer Written Communication. The Issuers shall provide the Representatives with copies of the Pricing Supplement a reasonable amount of time prior to such proposed use and will not use any Pricing Supplement to which the Representatives or counsel to the Initial Purchasers shall reasonably object.

(e) Securities Act Compliance. After the date of this Agreement, through the time the Exchange Offer is consummated, the Issuers shall promptly advise the Representatives in writing of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, with respect to any registration statement or report filed by such Issuers with the Commission.

(f) Notification upon Suspension. The Issuers shall advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, to confirm such advice in writing, of the issuance by any securities commission of any stop order suspending the qualification or exemption from qualification of any of the Original Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any securities commission or other regulatory authority. The Issuers shall use their commercially reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Original Notes under any securities laws, and if at any time any securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Original Notes under any securities laws, the Issuers shall use their commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Original Notes sold by it in the manner described under the caption “Use of Proceeds” in the Preliminary Offering Memorandum and the Final Offering Memorandum.

(h) Trustee. The Issuers shall engage and maintain, at the Company’s expense, a trustee for the Securities.

(i) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Issuers or any of their subsidiaries to register as an investment company under the Investment Company Act.

(j) No Stabilization or Manipulation; Compliance with Regulation M. The Issuers will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Securities or any other reference security, whether to facilitate the sale or resale of the Securities or otherwise, and the Issuers will, and shall cause each of their affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Securities or any other reference security pursuant to any exception set forth in section (d) of Rule 102, then promptly upon notice from the Representatives (or, if later, at the time stated in the notice), the Issuers will, and shall cause each of their affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

(k) Conditions Precedent. The Issuers will do and perform all things required to be done and performed under this Agreement by them prior to the Closing Date in order to satisfy all conditions precedent on their part to the delivery of the Securities.

(l) DTC Book-Entry. The Issuers will comply with their obligations under the letter of representations to DTC relating to the approval of the Securities by DTC for “book-entry” transfer and to use their best efforts to obtain approval of the Securities by DTC for “book-entry” transfer.

(m) Financial Statements. Prior to the Closing Date, the Company will furnish without charge to the Initial Purchasers, (i) as soon as they have been prepared by the Company, a copy of any regularly prepared internal financial statements of the Company and the Subsidiaries for any period subsequent to the period covered by the financial statements appearing in the Pricing Disclosure Package and the Final Offering Memorandum, (ii) all other reports and other communications (financial or otherwise) that the Company mails or otherwise makes available to its security holders and (iii) such other information as the Initial Purchasers shall reasonably request.

(n) No Integration. The Issuers will not, and will not permit any of their subsidiaries to, sell, offer for sale or solicit offers to buy any security (as defined in the Securities Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Initial Purchasers or any Eligible Purchasers.

(o) No Resales. The Issuers will not, and will not permit any of their subsidiaries to, and will use their commercially reasonable efforts to cause their other affiliates (as defined in Rule 144 under the Securities Act) not to, resell any of the Securities that have been reacquired by any of them.

(p) No General Solicitation. The Issuers will not engage, and will not allow any of their subsidiaries to engage, and will use their commercially reasonable efforts to cause their other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Issuers make no covenant) not to engage, in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Securities in the United States prior to the effectiveness of a registration statement with respect to the Exchange Notes.

(q) No Directed Selling Efforts. The Issuers will not engage, and will not allow any of their subsidiaries to engage, and will use their commercially reasonable efforts to cause their other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Issuers make no covenant) not to engage, in any directed selling effort with respect to the Securities, and to comply with the offering restrictions requirement of Regulation S under the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S.

(r) Compliance with Regulation S. The Issuers will not register any transfer of the Securities not made in accordance with the provisions of Regulation S (unless otherwise in compliance with the Securities Act) and not, except in accordance with the provisions of Regulation S, if applicable, issue any such Securities in the form of definitive securities in connection with the Securities offered and sold in an offshore transaction (as defined in Regulation S).

(s) Rule 144A Disclosure. From and after the Closing Date, for so long as any of the Original Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and during any period in which the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuers will make available upon request the information required by Rule 144A(d)(4) under the Securities Act to (i) any holder or beneficial owner of Notes in connection with any sale of such Notes and (ii) any prospective purchaser of such Notes from any such holder or beneficial owner designated by the holder or beneficial owner. The Issuers will pay the expenses of preparing, printing and distributing such documents.

(t) Compliance with Registration Rights Agreement. The Issuers will comply with all of their agreements set forth in the Registration Rights Agreement.

(u) No Distribution of Offering Materials. The Issuers will not, and will use their commercially reasonable efforts to cause their affiliates or anyone acting on their or their affiliates’ behalf (other than the Initial Purchasers and their affiliates, as to whom the Issuers make no covenant) not to, distribute prior to the Closing Date any offering material in connection with the offer and sale of the Securities other than the Preliminary Offering Memorandum, the Pricing Supplement and the Final Offering Memorandum. Before communicating any Issuer Written Communication to any person other than the Initial Purchasers and their counsel, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of such written communication for review and will not communicate to any such third party any such written communication to which the Representative reasonably objects.

(v) No Registration under the Investment Company Act. During the period of one year after the Closing Date or, if earlier, until such time as the Securities are no longer restricted securities (as defined in Rule 144 under the Securities Act), the Issuers will not be or become a closed-end investment company required to be registered, but not registered, under the Investment Company Act of 1940, as amended.

(w) No Manipulation. In connection with the offering of the Original Notes, until the Representatives shall have notified the Issuers of the completion of the distribution of the Original Notes, the Issuers will not, and will use their commercially reasonable efforts to cause their affiliates (as such term is defined in Rule 501(b) of Regulation D under the Securities Act) not to, either alone or with one or more other persons, bid for or purchase for any account in which they or any of their affiliates have a beneficial interest, and none of the Issuers will, and the Issuers shall use their commercially reasonable efforts to cause their affiliates not to, make bids or purchases for the purpose of creating actual or apparent active trading in, or raising the price of, the Original Notes.

The Representatives, on behalf of the Initial Purchasers, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 4 Payment of Expenses. The Issuers agree to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all fees and expenses of the Trustee, including fees and expenses of counsel for the Trustee, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, shipping and distribution of the Preliminary Offering Memorandum, the Pricing Supplement, the Final Offering Memorandum, the Registration Rights Agreement, any Issuer Written Communication prepared by or on behalf of, used by, or referred to by the Company, and any amendments and supplements thereto, and this Agreement, (vi) upon receipt of such evidentiary documentation as the Company shall reasonably request, reasonable attorneys’ fees and expenses incurred by the Company or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum and a Canadian wrapper and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions, which fees and expenses shall not exceed $20,000, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Initial Purchasers in connection with, the FINRA’s review, if any, and approval of the Initial Purchasers’ participation in the offering and distribution of the Securities, (viii) 50% of the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and of the Representatives and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the inclusion of the Securities in the book-entry system of The Depository Trust Company, (x) the rating of the Securities by rating agencies and (xi) the performance by the Company of its other obligations under the Note Documents. Upon the consummation of the Transactions contemplated hereby to be consummated on or by the Closing Date, the Initial Purchasers shall pay to the Company either by wire transfer of immediately available funds, by direct payment to vendors or by credit against other monies owed to the Initial Purchasers, such method to be selected by the Initial Purchasers in their sole discretion, an amount equal to the expenses described in Section 4(viii). Except as provided in this Section 4, Section 6, Section 7 and Section 8 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

Section 5 Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Issuers set forth in Section 1(i) hereof as of the date hereof and as of the Closing Date as though then made, to the timely performance by the Issuers of their covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter.

(i) Prior to the Applicable Time, the Representatives shall have received from BDO USA, LLP, former independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives (i) containing statements and information of the type ordinarily included in accountants’ “comfort letters” to initial purchasers, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements of the Company as of dates and for periods ended on or before March 31, 2010 and certain financial information of the Company contained in the Pricing Disclosure Package as of such dates and for such periods or as otherwise agreed (and the Representatives shall have received an additional five conformed copies of such accountants’ letter for each of the several Initial Purchasers), and (ii) confirming that they are (A) independent public or certified public accountants with respect to the Company as required by the Securities Act and the Exchange Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.

(ii) Prior to the Applicable Time, the Representatives shall have received from PricewaterhouseCoopers LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives (i) containing statements and information of the type ordinarily included in accountants’ “comfort letters” to initial purchasers, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the unaudited financial statements of the Company as of dates and for periods after March 31, 2010 and certain financial information of the Company contained in the Pricing Disclosure Package as of such dates and for such periods (and the Representatives shall have received an additional five conformed copies of such accountants’ letter for each of the several Initial Purchasers), and (ii) confirming that they are (A) independent public or certified public accountants with respect to the Company as required by the Securities Act and the Exchange Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.

(b) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement through and including the Closing Date:

(i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(c) Opinion of Counsel for the Company. On the Closing Date the Representatives shall have received the opinion of Foley Hoag LLP, counsel for the Company, substantially in the form attached hereto as Exhibit A, dated as of such Closing Date, in form and substance satisfactory to the Representatives and counsel to the Initial Purchasers (and the Representatives shall have received an additional five signed copies of such counsel’s legal opinion for each of the several Initial Purchasers).

On the Closing Date the Representatives shall have received the opinion of local counsel in the jurisdiction of organization of each Issuer not organized under the laws of Massachusetts, Delaware or New York, dated as of such Closing Date, in form and substance satisfactory to the Representatives and counsel to the Initial Purchasers (and the Representatives shall have received an additional five signed copies of each such counsel’s legal opinion for each of the several Initial Purchasers).

(d) Opinion of Counsel for the Initial Purchasers. On the Closing Date, the Representatives shall have received the opinion of White & Case LLP, counsel for the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, dated as of such Closing Date.

(e) Officers’ Certificate. On the Closing Date, the Representatives shall have received a written certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect set forth in subsection (b)(ii) of this Section 5, and further to the effect that:

(i) for the period from and including the date of this Agreement and through and including the Closing Date, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Issuers set forth in Section 1(i) of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date;

(iii) (A) at October 31, 2012, there was no change in the capital stock, increase in long term debt, or decrease in consolidated net current assets or stockholders’ equity of the Company and its subsidiaries on a consolidated basis as compared with amounts shown in the September 30, 2012 unaudited condensed consolidated balance sheet incorporated by reference in the Pricing Disclosure Package, or (B) for the period from October 1, 2012 to October 31, 2012, there were no decreases, as compared to the corresponding period in the preceding year, in consolidated net sales, except in all instances under the foregoing clauses (A) and (B) for changes, increases, or decreases that the Pricing Disclosure Package disclosed have occurred or may occur; and

(iv) the Issuers have complied with all the agreements hereunder and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.

(f) Bring-down Comfort Letters. On the Closing Date, the Representatives shall have received from each of (i) BDO USA, LLP, former independent public or certified public accountants for the Company and (ii) PricewaterhouseCoopers LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5 but related to the Final Offering Memorandum, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date (and the Representatives shall have received an additional five conformed copies of such accountants’ letter for each of the several Initial Purchasers).

(g) Additional Documents. The Issuers and the Trustee shall have executed and delivered the Indenture and the Securities and the Initial Purchasers shall have received copies thereof. The Issuers shall have executed and delivered the Registration Rights Agreement and the Initial Purchasers shall have received copies thereof. On or before the Closing Date, the Representatives and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or the satisfaction of any of the conditions or agreements herein contained; and all proceedings taken by the Issuers in connection with the issuance and sale of the Securities as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 7 and Section 8 shall at all times be effective and shall survive such termination.

Section 6 Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5 or Section 10, or if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 7 Indemnification.

(a) Indemnification of the Initial Purchasers. The Issuers jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, any Road Show (as defined below), any Issuer Written Communication that the Issuers have used or referred to or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) above, provided that the Issuers shall not be liable under this clause (ii) to any Initial Purchaser, to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its bad faith or willful misconduct and to reimburse each Initial Purchaser and each such officer, employee and controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Initial Purchaser or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Issuers by the Representatives expressly for use in the Pricing Disclosure Package, any Issuer Written Communication (including, but not limited to, any Road Show) or the Final Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Representatives to the Issuers consists of the information described in subsection (b) below. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Issuers may otherwise have. “Road Show” means each “road show” (as defined in Rule 433 under the Securities Act), if any, related to the offering of the Securities contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act) as if this offering were a registered offering.

(b) Indemnification of the Issuers and their Directors and Officers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Issuers, each of their directors (as defined in Rule 405 under the Securities Act), each of their officers (as defined in Rule 405 under the Securities Act) and each person, if any, who controls any Issuer within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which any Issuer, or any such director, officer, manager, member, partner, other person having similar positions or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, any Issuer Written Communication (including, but not limited to, any Road Show) that the Issuers have used or referred to or the Final Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Pricing Disclosure Package, any such Issuer Written Communication, or the Final Offering Memorandum, in the light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Pricing Disclosure Package, such Issuer Written Communication that the Issuers have used or referred to, or the Final Offering Memorandum (or such amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Issuers by the Representatives expressly for use therein; and to reimburse the Issuers, or any such director, officer, manager, member, partner, other person having similar positions or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by them) as such expenses are reasonably incurred by any Issuer, or any such director, officer, manager, member, partner, other person having similar positions or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Issuers hereby acknowledge that the only information that the Representatives and the Initial Purchasers have furnished to the Issuers expressly for use in the Pricing Disclosure Package, any Issuer Written Communication (including, but not limited to, any Road Show) or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the first sentence of the fourth paragraph, the first sentence of the sixth paragraph, the fifth sentence of the seventh paragraph, the first sentence of the eighth paragraph, the fourth sentence of the ninth paragraph, the twelfth paragraph and the first sentence of the thirteenth paragraph under the caption “Plan of Distribution” in the Pricing Disclosure Package and the Final Offering Memorandum. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under Section 7(a) or (b) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under Section 7(a) or (b), notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party for contribution under Section 8 below or otherwise under the indemnity agreement contained in Section 7(a) or (b), except to the extent such indemnifying party is materially prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel (which shall not be unreasonably withheld, delayed or conditioned), the indemnifying party or parties will not be liable to such indemnified party under Section 7(a) or (b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate firm of attorneys (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Representatives (in the case of counsel for the indemnified parties referred to in Section 7(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 7(b) above)), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party authorizes the indemnified party to employ separate counsel at the indemnifying party’s expense, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d) Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld, delayed or conditioned), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense (to the extent provided in this Section 7) by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party agrees that it shall be liable (to the extent provided in this Section 7) for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request (including documentation of such fees and expenses reasonably satisfactory to the indemnifying party) and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request (to the extent required by this Section 7) prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

Section 8 Contribution. If the indemnification provided for in Section 7 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuers, and the total initial purchasers’ discounts and commissions received by the Initial Purchasers hereunder. The relative fault of the Issuers, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(c) for purposes of indemnification.

The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.

Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the initial purchasers’ discounts and commissions received by such Initial Purchaser in connection with the Securities purchased by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 8 are several, and not joint, in proportion to their respective purchase commitments as set forth opposite their respective names on Schedule A. For purposes of this Section 8, each officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Issuers, each officer of the Issuers, and each person, if any, who controls the Issuers with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Issuers.

Section 9 Default of One or More of the Several Initial Purchasers. If, on the Closing Date, any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the Representatives may make arrangements satisfactory to the Issuers for the purchase of such Securities by other persons, including any of the Initial Purchasers, but if no such arrangements are made by the Closing Date, the other Initial Purchasers shall be obligated, severally and not jointly, in the proportions that the principal amount of Securities set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Issuers for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7 and Section 8 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Issuers shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 9. Any action taken under this Section 9 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

Section 10 Termination of this Agreement. Prior to the purchase of the Securities by the Initial Purchasers on the Closing Date this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by any exchange, or trading in securities generally on any exchange shall have been suspended or limited, the settlement of such trading shall have been materially disrupted or minimum or maximum prices shall have been generally established on any of such stock exchanges by such exchange, the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by any of federal, New York, or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Pricing Disclosure Package and the Final Offering Memorandum or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the

Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 10 shall be without liability on the part of (a) the Issuers to any Initial Purchaser, except that the Issuers shall be obligated to reimburse the expenses of the Representatives and the Initial Purchasers pursuant to Sections 4 and 6 hereof, (b) any Initial Purchaser to the Issuers, or (c) of any party hereto to any other party except as aforesaid and except that the provisions of Section 7 and Section 8 shall at all times be effective and shall survive such termination.

Section 11 No Advisory or Fiduciary Relationship. Each of the Issuers acknowledges and agrees that (a) the purchase and sale of the Securities sold by such party pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, are an arm’s-length commercial transaction between such party, on the one hand, and the several Initial Purchasers, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of such party, or its stockholders, creditors or employees, as applicable, or any other party, (c) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of such party with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising any Issuer on other matters) and no Initial Purchaser has any obligation to such party with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuers, and (e) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and such party has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 12 Certain Acknowledgments. The Issuers understand that each of the Initial Purchasers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Issuers that:

(a) in relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of any notes which are the subject of the offering contemplated by this offering memorandum has been or will be made to the public in that Relevant Member State other than any offer where a prospectus has been or will be published in relation to such notes that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the relevant competent authority in that Relevant Member State in accordance with the Prospectus Directive, except that with effect from and including the Relevant Implementation Date, an offer of such securities may be made to the public in that Relevant Member State:

(i) to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(ii) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

(iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any of the notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuers;

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom; and

(d) it intends to comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers the Notes or has in its possession or distributes the Pricing Disclosure Package and the Final Offering Memorandum.

Section 13 Representations and Indemnities to Survive Delivery. The respective indemnities, contribution obligations, agreements, representations, warranties and other statements of the Issuers, of their officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or the Issuers or any of their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

Section 14 Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Jefferies & Company, Inc.

520 Madison Avenue

New York, New York 10022

Facsimile: (212) 284-2280

Attention: General Counsel

If to the Company:

Alere Inc.

51 Sawyer Road, Suite 200

Waltham, Massachusetts 02453

Facsimile: (781) 647-3939

Attention: Chief Executive Officer

with a copy to:

Foley Hoag LLP

155 Seaport Boulevard

Boston, Massachusetts 02210

Facsimile: (617) 832-7000

Attention: John D. Hancock, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 15 Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 9 hereof, and to the benefit of the employees, officers, directors and controlling persons referred to in Section 7 and Section 8, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

Section 16 Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 17 Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York and the appellate courts thereof (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 18 USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

Section 19 General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 7 and the contribution provisions of Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 7 and 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Issuers, their affairs and their business in order to assure that adequate disclosure has been made in the Pricing Disclosure Package, any Issuer Written Communication (including, but not limited to, any Road Show) and the Final Offering Memorandum (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ALERE INC.

BY:	/s/ David A. Teitel
	Name:	David A. Teitel
	Title:	Chief Financial Officer,
Vice President and Treasurer

AS Guarantors:

ALERE GENETICS, INC. ALERE HEALTH IMPROVEMENT COMPANY ALERE HEALTH, LLC
ALERE HEALTHCARE OF ILLINOIS, INC. ALERE HOME MONITORING, INC. ALERE INTERNATIONAL HOLDING CORP.
ALERE OF NEW YORK, INC. ALERE NEWCO, INC. ALERE NEWCO II, INC.
ALERE NORTH AMERICA, INC. ALERE SAN DIEGO, INC. ALERE SCARBOROUGH, INC.
ALERE US HOLDINGS, LLC
ALERE WELLBEING, INC.
ALERE WELLOLOGY INC. ALERE WOMEN’S AND CHILDREN’S HEALTH, LLC AMEDITECH INC.
BINAX, INC.

BY:	/s/ David A. Teitel
Name: David A. Teitel
Title (respectively): Vice President and Treasurer; Vice President and Treasurer; Vice President and Treasurer; Vice President, Finance; Vice President, Finance; President; Vice President, Finance; President; President; Vice President, Finance; Vice President, Finance; Vice President, Finance; President; Vice President, Finance and Treasurer; Vice President, Finance; Vice President, Finance; Chief Financial Officer; Vice President, Finance

AS Guarantors:

BIOSITE INCORPORATED
FIRST CHECK DIAGNOSTICS CORP. FIRST CHECK ECOM, INC.
INNOVACON, INC.
INSTANT TECHNOLOGIES, INC. INVERNESS MEDICAL, LLC IVC INDUSTRIES, INC.
QUALITY ASSURED SERVICES, INC. REDWOOD TOXICOLOGY LABORATORY, INC. RMD NETWORKS, INC.
RTL HOLDINGS, INC. SELFCARE TECHNOLOGY, INC. ZYCARE, INC.

BY:	/s/ David A. Teitel
Name: David A. Teitel
Title (respectively): Vice President, Finance; Vice President, Finance; Vice President; Vice President, Finance; Vice President, Finance; Vice President, Finance; President; Vice President, Finance; Vice President, Finance; Vice President, Finance and Treasurer; Vice President, Finance; Vice President, Finance; Chief Financial Officer and Treasurer

AS Guarantors:

ALERE TOXICOLOGY SERVICES, INC.
LABORATORY SPECIALISTS OF AMERICA, INC.

BY:	/s/ Ellen V. Chiniara
Name: Ellen V. Chiniara
Title (respectively): Secretary; Assistant Secretary

The foregoing Purchase Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

JEFFERIES & COMPANY, INC.
GOLDMAN, SACHS & CO.
CREDIT SUISSE SECURITIES (USA) LLC

Acting as Representatives of the several Initial Purchasers named in the attached Schedule A.

JEFFERIES & COMPANY, INC.

By:	/s/ Craig Zaph
	Name:	Craig Zaph
	Title:	Managing Director

GOLDMAN, SACHS & CO.

By:	/s/ Michael Hickey
(Goldman, Sachs & Co.)

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Colin Bathgate
	Name:	Colin Bathgate
	Title:	Director

[Purchase Agreement Signature Page]

SCHEDULE A

Initial Purchasers	Principal Amount of Notes to be Sold

Jefferies & Company, Inc.	$180,000,000
Goldman, Sachs & Co.	$135,000,000
Credit Suisse Securities (USA) LLC	$45,000,000
DNB Markets, Inc.	$30,000,000
RBC Capital Markets, LLC.	$30,000,000
SunTrust Robinson Humphrey, Inc.	$30,000,000

Total	$450,000,000

SCHEDULE B

Guarantors

1.	Alere Genetics, Inc.
2.	Alere Health Improvement Company
3.	Alere Health, LLC
4.	Alere Healthcare of Illinois, Inc.
5.	Alere Home Monitoring, Inc.
6.	Alere International Holding Corp
7.	Alere NewCo, Inc.
8.	Alere NewCo II, Inc.
9.	Alere North America, Inc.
10.	Alere of New York, Inc.
11.	Alere San Diego, Inc.
12.	Alere Scarborough, Inc.
13.	Alere Toxicology Services, Inc.
14.	Alere US Holdings, LLC
15.	Alere Wellbeing, Inc.
16.	Alere Wellology, Inc.
17.	Alere Women’s and Children’s Health, LLC
18.	Ameditech Inc.
19.	Binax, Inc.
20.	Biosite Incorporated
21.	First Check Diagnostics Corp.
22.	First Check Ecom, Inc.
23.	Innovacon, Inc.
24.	Instant Technologies, Inc.
25.	Inverness Medical, LLC
26.	IVC Industries, Inc.
27.	Laboratory Specialists of America, Inc.
28.	Quality Assured Services, Inc.
29.	Redwood Toxicology Laboratory, Inc.
30.	RMD Networks, Inc.
31.	RTL Holdings, Inc.
32.	Selfcare Technology, Inc.
33.	Zycare, Inc.

Non-Guarantor Subsidiaries

1.	Alere Switzerland GmbH (f/k/a Inverness Medical Switzerland GmbH)
2.	Alere Holding GmbH (f/k/a IMG Holding GmbH)
3.	Alere Technologies GmbH (f/k/a CLONDIAG GmbH)
4.	Alere UK Holdings Ltd. (f/k/a Inverness Medical (UK) Holdings Limited)
5.	Unipath Limited
6.	Alere Medical Co., Ltd. (f/k/a Inverness Medical Japan Co., Ltd.)
7.	ABON Biopharm (Hangzhou) Co., Ltd.
8.	Alere Spain, S.L. (f/k/a Inverness Medical Spain, S.L.)
9.	BBI Holdings Limited (f/k/a BBI Holdings PLC)

10.	Alere Toxicology plc (f/k/a Concateno PLC)
11.	Standard Diagnostics, Inc.

EXHIBIT A

FORM OF NEGATIVE ASSURANCE LETTER OF FOLEY HOAG LLP

As counsel to the Company, we reviewed the Pricing Disclosure Package and the Final Offering Memorandum, and participated in discussions with your representatives, those of counsel for the several Initial Purchasers (the “Initial Purchasers”), and those of the Company and its independent public accountants, at which the contents of the Pricing Disclosure Package and the Final Offering Memorandum were discussed. Between the Applicable Time and the time of the delivery of this letter, we participated in further discussions with your representatives, those of counsel for the Initial Purchasers, and those of the Company and its accountants, and we reviewed certain certificates of officers of the Company and public officials and letters from the Company’s independent public accountants delivered to you today.

The purpose of our engagement was not to establish or to confirm factual matters set forth in the Pricing Disclosure Package or the Final Offering Memorandum, and we have not undertaken any obligation to verify independently any of the factual matters set forth in the Pricing Disclosure Package or the Final Offering Memorandum (except as set forth below). Moreover, many of the determinations required to be made in the preparation of the Pricing Disclosure Package and the Final Offering Memorandum involve matters of a non-legal nature.

Subject to the foregoing, and although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Pricing Disclosure Package or the Final Offering Memorandum, except to the extent expressly set forth in numbered paragraph 20 of our opinion letter to you of even date herewith, we confirm to you that: (i) on the basis of the information that we gained in the course of performing the services referred to above, nothing came to our attention that caused us to believe that (a) the Pricing Disclosure Package, at the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (b) the Final Offering Memorandum, as of its date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) nothing came to our attention in the course of the procedures described in the second sentence of the first paragraph of this letter that caused us to believe that the Final Offering Memorandum, as of the date and time of delivery of this letter, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that we do not express any belief as to the financial statements and related notes, financial statement schedules or financial or accounting data and information, contained in or omitted from the Pricing Disclosure Package or the Final Offering Memorandum. In the first sentence of this paragraph, “attention” refers to the conscious awareness of each of the lawyers of our firm who actively participated in the preparation of the Pricing Disclosure Package and the Final Offering Memorandum. In addition, we express no opinion or belief as to the conveyance of the Pricing Disclosure Package or the information contained therein to investors.

Further, we confirm to you that each Incorporated Document (in each case as the same may have been amended prior to the Applicable Time), at the time such document was filed with the Commission or at the time such document became effective, as applicable, appears to us on its face to respond in all material respects to the requirements of the form on which the Incorporated Document was filed, except that the foregoing statement does not address any requirement relating to financial statements and related notes, financial statement schedules or financial or accounting data and information contained in or omitted from any Incorporated Document.

FORM OF LEGAL OPINION OF FOLEY HOAG LLP

[For purposes of this opinion, the term “Covered Guarantor” shall mean each Guarantor organized under the laws of Delaware, New York or Massachusetts, and “Identified Contracts” shall mean contracts included or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum. Local counsel will give opinions 2, 4, 5, 7, 10 (first clause), and 17 (only as to local law and charter documents) as to other Guarantors.]

1. The Company is validly existing as a corporation in good standing under the Delaware General Corporation Law. The Company has the corporate power to own its properties and conduct its business as described in the Pricing Disclosure Package and the Final Offering Memorandum. The Company is duly qualified to do business and in good standing as a foreign corporation pursuant to the Massachusetts Business Corporation Act.

2. Each Covered Guarantor is validly existing as a corporation or limited liability company (as applicable) in good standing under the laws of the state of its incorporation or formation. Each Covered Guarantor has the corporate or limited liability company (as applicable) power to own its properties and conduct its business as described in the Pricing Disclosure Package and the Final Offering Memorandum.

3. The Company has the corporate power to execute and deliver the Purchase Agreement, the Base Indenture, the Supplemental Indenture, the Registration Rights Agreement and the Original Notes and to perform its obligations thereunder.

4. Each Covered Guarantor has the corporate or limited liability company (as applicable) power to execute and deliver the Purchase Agreement, the Supplemental Indenture, the Registration Rights Agreement and to perform its obligations thereunder, including its Guarantee.

5. The Purchase Agreement has been duly authorized, executed and delivered by the Company and each Covered Guarantor.

6. Each of the Base Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by the Company.

7. The Supplemental Indenture and each Guarantee of a Covered Guarantor have been duly authorized by the applicable Covered Guarantor, and the Supplemental Indenture has been duly executed and delivered by each Covered Guarantor.

8. The Base Indenture is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

9. The Supplemental Indenture is a valid and legally binding obligation of each Issuer, enforceable against such Issuer in accordance with its terms, subject to the Enforceability Exceptions.

10. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each Covered Guarantor, and the Registration Rights Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

11. The Original Notes have been duly authorized and executed by the Company.

12. When the Original Notes are duly authenticated by the Trustee and delivered by or on behalf of the Company against payment therefor by the Initial Purchasers in accordance with the terms of the Purchase Agreement and the Indenture, the Original Notes will be valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions.

13. When the Original Notes are duly authenticated by the Trustee and delivered by or on behalf of the Company against payment therefor by the Initial Purchasers in accordance with the terms of the Purchase Agreement and the Indenture, each Guarantee will be a valid and legally binding obligation of the applicable Guarantor, enforceable against such Guarantor in accordance with its terms, subject to the Enforceability Exceptions.

14. The execution and delivery by the Company of the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Original Notes, and the performance by the Company of its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Original Notes, including the issuance and sale by the Company of the Original Notes, will not result in a breach of, or constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under, any Identified Contract.

15. The execution and delivery by the Company of the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Original Notes, and the performance by the Company of its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Original Notes, including the issuance and sale by the Company of the Original Notes, will not (a) except as contemplated by the Registration Rights Agreement, require any consent, approval, license, or exemption by, or order or authorization of, or filing, recording or registration by the Company with, any Massachusetts or United States federal governmental authority or pursuant to the Delaware General Corporation Law, except for filings pursuant to the Securities Act, the Exchange Act and the Trust Indenture Act that have been made and are available on EDGAR and except for filings that may be required under Section 13(a) or 15 of the Exchange Act regarding disclosure of the terms of the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Original Notes, the Guarantees and the transactions contemplated thereby, (b) violate the Certificate of Incorporation or By-laws of the Company, or (c) violate the Delaware General Corporation Law or any Massachusetts or federal statute, rule or regulation, except that we express no opinion with respect to the anti-fraud provisions of federal securities laws or with respect to state securities or Blue Sky laws.

16. The execution and delivery by each Guarantor of the Purchase Agreement, the Supplemental Indenture and the Registration Rights Agreement, and the performance by each Guarantor of its obligations under the Purchase Agreement, the Supplemental Indenture, the Registration Rights Agreement and its Guarantee, including the issuance by each Guarantor of its Guarantee, will not result in a breach of, or constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under, any Identified Contract.

17. The execution and delivery by each Guarantor of the Purchase Agreement, the Supplemental Indenture and the Registration Rights Agreement, and the performance by each Guarantor of its obligations under the Purchase Agreement, the Supplemental Indenture, the Registration Rights Agreement and its Guarantee, including the issuance by each Guarantor of its Guarantee, will not (a) except as contemplated by the Registration Rights Agreement, require any consent, approval, license, or exemption by, or order or authorization of, or filing, recording or registration by such Guarantor with, any Massachusetts or United States federal governmental authority or (in the case of Covered Guarantors organized under the Delaware General Corporation Law, the Delaware Limited Liability Company Act or the New York Business Corporation Law) any Delaware, Delaware or New York governmental authority, respectively, pursuant to the Delaware General Corporation Law, the Delaware Limited Liability Company Act or the New York Business Corporation Law, respectively, except for filings pursuant to the Securities Act, the Exchange Act and the Trust Indenture Act that have been made and are available on EDGAR and except for filings that may be required under Section 13(a) or 15 of the Exchange Act regarding disclosure of the terms of the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Original Notes, the Guarantees and the transactions contemplated thereby, (b) violate the certificate of incorporation or by-laws of any Covered Guarantor that is a corporation organized under the Delaware General Corporation Law, the articles of organization or by-laws of any Covered Guarantor that is a corporation organized under the Massachusetts Business Corporation Act, the certificate of incorporation or by-laws of any Covered Guarantor that is a corporation organized under the New York Business Corporation Law or the certificate of formation or operating agreement of any Covered Guarantor that is a limited liability company organized under the Delaware Limited Liability Company Act, or (c) violate any Massachusetts or federal statute, rule or regulation or (in the case of Covered Guarantors organized under the Delaware General Corporation Law, the Delaware Limited Liability Company Act or the New York Business Corporation Law) the Delaware General Corporation Law, the Delaware Limited Liability Company Act or the New York Business Corporation Law, respectively, except that we express no opinion with respect to the anti-fraud provisions of federal securities laws or with respect to state securities or Blue Sky laws.

18. Neither the issuance, sale and delivery of the Original Notes and the Guarantees nor the application of the proceeds thereof by the Company as described in the Final Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

19. The Purchase Agreement, the Indenture, the Registration Rights Agreement, the Original Notes and the Guarantees conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Final Offering Memorandum.

20. The statements in the Pricing Disclosure Package and the Final Offering Memorandum under the headings “Material United States Federal Income Tax Consequences” and “Description of Notes,” insofar as such statements contain descriptions of Massachusetts or federal laws, rules or regulations or of legal proceedings, and insofar as they describe the terms of agreements, are correct in all material respects.

21. Neither the Company nor any Guarantor is or, after giving effect to the issuance of the Original Notes and the Guarantees and the application of the proceeds thereof by the Company as described in the Final Offering Memorandum, will be, required to register as an “investment company,” as that term is defined in the Investment Company Act of 1940, as amended.

22. No registration under the Securities Act of the Securities or qualification of the Indenture under the Trust Indenture Act is required for the sale of the Securities to the Initial Purchasers as contemplated by the Purchase Agreement or for the Exempt Resales, assuming in each case (a) that the purchasers who buy the Securities in the Exempt Resales are Eligible Purchasers and (b) the accuracy of and compliance with the Initial Purchasers’ representations, warranties and covenants contained in the Purchase Agreement.

23. We are not representing the Company or any Guarantor in any pending litigation in which the Company or any Guarantor is a named defendant that challenges the validity or enforceability of, or seeks to enjoin the performance of, the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Original Notes or any Guarantee.

EXHIBIT B

PRICING SUPPLEMENT

SUMMARY OF FINAL TERMS
November 28, 2012	$450,000,000	CONFIDENTIAL

7.250% Senior Notes due 2018

This summary pricing sheet relates only to the securities described below and should be read together with the Preliminary Offering Memorandum, subject to completion, dated November 27, 2012, relating to these securities and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. This pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. Capitalized terms not defined herein have the meanings assigned to them in the Preliminary Offering Memorandum.

Issuer	Alere Inc.

Security Description	7.250% Senior Notes due 2018.
Distribution	144A / Regulation S – with Registration Rights.

Aggregate Principal Amount	$450,000,000.
Gross Proceeds	$450,000,000.

Coupon	7.250%.
Maturity Date	July 1, 2018.

Offering Price	100.000%.
Yield to Maturity	7.250%.

Ratings (Moody’s / S&P)[1]	B3 / B-.

Interest Payment Dates	June 15 and December 15, commencing June 15, 2013.
Coupon Record Dates	June 1 and December 1.

Optional Redemption	Make-whole at T+50 prior to December 15, 2015. Callable thereafter at the following prices:

	For the period below	Percentage
	On or after December 15, 2015	103.625%
	On or after December 15, 2016	101.813%
	On or after June 15, 2017	100.000%

Equity Clawback	35% at 107.25% (prior to December 15, 2015).

Change of Control Offer	101%.
Asset Sale Offer	100%.

Trade Date	Wednesday, November 28, 2012.
Settlement Date	Tuesday, December 11, 2012 (T+9).

	144A	Regulation S
CUSIP Numbers	01449J AF2	U01457 AB3

[1]

A securities rating is not a recommendation to buy, sell or hold securities and should be evaluated independently of any other rating. The rating is subject to revision or withdrawal at any time by the assigning rating organization.

SUMMARY OF FINAL TERMS
November 28, 2012	$450,000,000	CONFIDENTIAL

7.250% Senior Notes due 2018

Joint Book-Running Managers	Jefferies & Company, Inc. Goldman, Sachs & Co. Credit Suisse Securities (USA) LLC

Co-Managers	DNB Markets, Inc. RBC Capital Markets, LLC SunTrust Robinson Humphrey, Inc.

Changes to Preliminary Offering Memorandum	The following changes will be made to the Preliminary Offering Memorandum, as well as additional conforming changes consistent with the changes described herein.

Description of Notes—Certain Covenants—Limitations on Additional Indebtedness (p. 47)	Clause (1) of the second paragraph under the heading “Limitations on Additional Indebtedness” is amended in its entirety to read as follows:

“(1) Indebtedness of the Issuer or any Restricted Subsidiary under any Credit Facility (including any Credit Agreement) (including the issuance or creation of letters of credit and bankers’ acceptances thereunder) so long as the aggregate amount of all Indebtedness of the Issuer and its Restricted Subsidiaries (without duplication) at any time outstanding under all Credit Facilities (including all Credit Agreements) (excluding Hedging Obligations related to the Indebtedness thereunder) does not exceed the greater of (x) $2.8 billion, less the aggregate amount of Net Available Proceeds applied to repayments under any Credit Facility (including any Credit Agreement) in accordance with the covenant described under “—Limitations on Asset Sales,” and (y) 85% of the book value of the accounts receivable of the Issuer and the Restricted Subsidiaries plus 65% of the book value of inventory of the Issuer and the Restricted Subsidiaries, in each case calculated on a consolidated basis and in accordance with GAAP as of the last day of the last full fiscal quarter for which financial statements are available;”

SUMMARY OF FINAL TERMS
November 28, 2012	$450,000,000	CONFIDENTIAL

7.250% Senior Notes due 2018

Clause (3) of the second paragraph under the heading “Limitations on Additional Indebtedness” is amended in its entirety to read as follows:

“(3) Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (1) and (2) above);”

The first sentence of the third paragraph under the heading “Limitations on Additional Indebtedness” is amended in its entirety to read as follows:

“For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (16) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide and classify (and may later redivide and reclassify) such Indebtedness in more than one of the types of Indebtedness described in this covenant in any manner that complies with this covenant, except that Indebtedness incurred under the Credit Agreement on the Issue Date shall be deemed to have been incurred under clause (1) above.”

THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. UNLESS THEY ARE REGISTERED, THE NOTES MAY BE OFFERED ONLY IN TRANSACTIONS EXEMPT FROM OR NOT SUBJECT TO REGISTRATION UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS. ACCORDINGLY, THE NOTES HAVE BEEN OFFERED ONLY TO QUALIFIED INSTITUTIONAL BUYERS AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OR TO NON-U.S. PERSONS OUTSIDE THE UNITED STATES UNDER REGULATION S UNDER THE SECURITIES ACT.

TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT ANY DISCUSSION OF FEDERAL TAX MATTERS SET FORTH IN THIS SUMMARY WAS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY YOU, OR ANY NOTE HOLDER, FOR THE PURPOSE OF AVOIDING TAX-RELATED PENALTIES UNDER FEDERAL TAX LAW. YOU, OR ANY NOTE HOLDER, SHOULD SEEK ADVICE BASED ON YOUR, OR THE HOLDER’S, PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

THIS COMMUNICATION DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

A copy of the offering memorandum relating to this offering may be obtained by contacting Jefferies & Company, Inc. at 888-708-5831.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers were automatically generated as a result of this communication being sent via Bloomberg or another email system.

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